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                                                               Exhibit 10(b)(ii)

MSCM No.01
Code:___

Loan Contract

LENDER: Merchants Bank Shenyang Branch

BORROWER: Shenyang Haitong House Properties Development Co., Ltd.


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LENDER (HEREINAFTER IS REFERRED TO AS PARTY A): Merchants Bank Shenyang Branch
LEGAL REPRESENTATIVE: Sun Peipan
POST: President of The Bank
ADDRESS: 82, 11 Wei Road, Heping District
TEL: 22853476

BORROWER (HEREINAFTER IS REFERRED TO AS PARTY B): Shenyang Haitong House Properties Development Co., Ltd.
LEGAL REPRESENTATIVE: Lee Shouzheng
POST: Chairman of Board
ADDRESS: 386, Qingnian Street, Heping District
TEL: 23180318

Party B applies a loan of circulating capital to Party A because of short of capitals.

Party A examines and agrees to grant the loan. In accordance with relevant laws and regulations, the contract hereunder is concluded by the two parties upon negotiated consultation.

ARTICLE 1 Type of loan:
This is the loan on mortgage.

ARTICLE 2 Currency and amount of loan: The loan is in Rmb of 25.8 million yuan.

ARTICLE 3 Purpose of loan:
         The loan will be used to purchase architectural decorating materials. Without the written approval of Party A, Party B shall not use the loan for other purpose.

ARTICLE 4 Life loan:

The life of loan is for 12 months from November. 15th 1999 to November.. 15th 2000.

ARTICLE 5 Interest rate and interest of loan:

1. INTEREST RATE: the interest of loan shall be calculated monthly at 5.3625/oo. During the period of vitality of the contract, the interest adjustment shall be conducted as stipulated by the People's Bank.

2. INTEREST CALCULATING: The interest of loan shall be calculated since the date when the loan is deposited to the account of Party B and by the actual amount of loan and days of use, once quarterly, on the 20th day of the third month of each quarter.

3. INTEREST PAYING: Party B shall pay the interest on the very interest-paying day, Party A may directly collect from the account of Party B; in case Party B does not pay the interest on time, Party A has the right to charge extra interest on the interest of loan not paid off.

ARTICLE 6 Repayint the loan:

1. Party B shall repay the capital and interest of the loan within the period stipulated by the contract;

2. Party B may repay the loan ahead of time through negotiation with Party B and obtain its approval.

ARTICLE 7 Clauses of guarantee:

1. To the capital and interest and expenses of loan under the contract, the unit of ___________ appointed by Party B will act as the guarantor, which shall provide Party A with irrevocable letter of guarantee. Or ___________

2. Shenyang Haitong House Properties Development Ltd. shall provide mortgage with its self-owned



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     house (Huayang International Mantion) to the loan under the contract. A separate contract of mortgage shall be signed. Or _____

3. Shall provide mortgage with ______ property to the loan under the contract. A separate contract of mortgage shall be signed.

ARTICLE 8 Rights of Party B:

1.   To draw and use all the loan;

2.   To refuse any additional condition;

3. To be entitled to transfer obligations to a third party with consent from Party A.

ARTICLE 9 Obligations of Party B:

1. To provide accurate documents demanded by Party A and conditions including opening bank, account number and balance of loan deposit, and cooperates with Party A in the investigation, examination and inspection;

2. To accept the supervision of Party A in the application of loan capitals, production operation and financial activities;

3.   To spend the loan to purpose stipulated by the contract;

4. To fully repay the capital and interest of the loan within the period stipulated by the contract;

5. Shall Party B transfer the rights or obligations under the contract to a third party, a written consent shall be obtained from Party A in advance.

6. Shall change of system occurs in Party B such as contracting, lease, mergence, joint-venture, separation, joint operation, capital reformation, paid transfer of property, transformation of stock system, etc. Party B shall inform Party A in advance and prepare the measures to guarantee the paying of capital an interest of loan and all other expenses.

ARTICLE 10 Rights of Party A:

Party A is entitled:

1. To demand Party B to fully repay the capital and interest of the loan within the period stipulated by the contract;

2.   To demand Party B to provide materials relating to loan;

3.   To understand the production operations and financial activities of Party
     B;

4. To supervise party B to spend the loan to purpose stipulated by the contract;

5. To collect the capital and interest of the loan directly from the account of Party B;

6. In case Party B does not fulfill the obligations under the contract, Party A has the right to demand, as stipulated in the contract, an advance payment of loan or stop granting the loan not used by Party B.

7. Shall change of system occurs in Party B such as contracting, lease, mergence, joint-venture, separation, joint operation, capital reformation, paid transfer of property, transformation of stock system, etc. Party A is entitled to demand Party B to pay off capital and interest of loan and all other expenses under the contract; or all the obligations under the contract be put to the transferee approved by Party A; or execute the guarantee approved by Party A.

ARTICLE 11 Obligations of Party A:

1.   To grant the loan on schedule stipulated by the contract.

2. To keep obligations, finance, Production and operation of Party B secret unless otherwise stipulated by law.

ARTICLE 12 Party B shall specially guarantee the following:

1. Party B is established according to Chinese laws and operated legally with legal personality, and has complete civil capacity to sign and execute the contract.



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2.   The signing and executing of the contract has been fully authorized by the board of directors or any other competent authorization.

3. The documents, Materials and vouchers etc. on Party B, guarantors, mortgage are authentic, accurate, complete and effective, without major errors nor neglecting important facts.

4. Party B shall respect the policy of "combined deposit, loan and settlement" of party A: it ensures to deposit the intermittent capitals in the process of production and operation to Party A, and entrust Party A to carry out the settlement of Rmb and foreign currencies, to deepen the foundation of cooperation of the two parties.

ARTICLE 13 Extension of loan:

         In case Party B is not able to repay the loan due to special conditions of production and capital operations when the loan becomes due, Party B may apply for a extension of repaying to Party A. Party B shall make a written application to Party A one month in advance; upon the approval of Party A, the two parties shall sign separately an "extension agreement of the loan contract", the contract is still good when Party A does not approve the extension; the loan already used by Party B and the interests payable shall be paid off by Party B as stipulated by the contract.

ARTICLE 14 Expenses:

The expenses occurred from credit investigation, inspection and notarization etc, capital and interest of loan and all other expenses under the contract not timely paid by Party B, Counsel fees, legal costs and travelling expenses of Party A in order to realize the obligatory right shall all be borne by Party B, who shall authorize Party A to collect directly from its account; for the insufficient part, Party B ensures to pay off upon receipt of notice from Party A, without Party A providing any certificates.

ARTICLE 15 Liabilities for breach of the contract:

1. In case Party B violates the stipulations of clause 1 and 2 of Article 9, Party A has the right to demand a quick correction; to cases of serious nature or Party B's not correcting exceeding the time limit, Party A has the right to stop granting the remained loan till recovering part of all of the loan.

2. In case Party B violates the stipulations of clause 3 of Article 9, Party A has the right to charge an interest by daily rate of 0.5/oo to the part of all of the loan occupied by Party B according to regulations of the People's Bank; to cases of serious nature, Party A has the right to stop granting the loan remained till recovering part or all of the loan.

3. In case Party B violates the stipulations of clause 4 of Article 9, Party A has the right to charge an interest by daily rate of 0.21/ooto the loan overdue according to regulations of the People's Bank;

4. In case Party B violates the stipulations of clause 5 and 6 of Article 9 and the obligatory rights under the contract fall through, Party A has the right to stop granting the loan remained till recovering part or all of the loan; to the credit capital loss of Party A due to fault of Party B, Party A has the right to investigate and affix to part or all the responsibility of compensation to Party B.

ARTICLE 16 Amendment and termination of the contract:

         The contract may be amended and terminated upon written agreement through negotiations or the two parties; the contract is still good before the conclusion of the written agreement; neither party shall amend or terminate the contract arbitrarily.

ARTICLE 17 Others

1. During execution of the contract, any tolerance of extension of Party A to Party B's infringement or action of delay, can not damage, impair of limit the rights and interests of Party A as the loaner; can



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     not be regarded as the approval to any sabotage of the contract; Party A can not be considered to give up the right of action to present or future infringement of Party B.

2. Party B shall still fulfill the responsibility of repaying even when the contract or part of the clauses become invalid. In that case, Party A has the right to terminate the contract, and demand repayment of the capital and interest of loan and all other expenses under the contract.

3. Any notice and demand etc. Relating to the contract between Party A and Party B shall be in written form; any telex and telegram of Party A to Party B once sent, letters delivered to the post office, are considered to have been received by Party B.

4. The receipt for the loan and written supplemental agreements on the outstanding issues through negotiation are regarded as appendix to the contract which form indivisible parts of the contract.

ARTICLE 18 Applicable laws and settlement of disputes:

1. The conclusion and termination of the contract and settlement of disputes are subject to laws and regulations of PR china, rights and interests of the two parties are subject to protection by laws of PR china.

2. The disputes aroused in the execution of the contract may be resolved through negotiations between the two parties if the negotiation fails to resolve, any party may:

1. start a suit in ______ ;

2. apply for arbitration to ______

3. After the notarization of compulsory execution of the contract, Party A may apply to a competent people's court for compulsory execution in order to demand the obligations overdue of Party B.

ARTICLE 19 Other supplementary terms:

ARTICLE 20 Supplementary rules

1. The contract shall come into force upon signing by the competent signers with seal of the companies, till the completion of paying off of the capital and interest of loan under the contract.

2.   The subordinated contracts and the contract are equally authentic.

3. There are ______ original copies of the contract which are equally authentic; Party A, Party B, the ___ and the ___ hold one each.

Party A:
Merchants Bank Shenyang Branch (Seal)
Competent Signer: Sun Peipan (Signature)

Party B:
Shenyang Haitong House Properties Development Co., Ltd. (Seal)
Competent Signer: Lee Shouzheng (Signature)

November 8th, 1999


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